Exhibit 99.1

                HEI ANNOUNCES SECOND QUARTER FISCAL 2006 RESULTS

        MINNEAPOLIS, March 23 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII) ( http://www.heii.com ) today announced results for its second quarter of fiscal 2006, which ended February 25, 2006.

        Net sales for the second quarter of fiscal 2006 were $11.7 million, a 15% decrease from sales of $13.7 million reported in the second quarter of fiscal 2005. The Company reported a net loss of $1,688,000 or ($0.18) per share in the second quarter this year as compared to a loss of $537,000 or ($0.06) per share last year.

        For the six-month period ended February 25, 2006, net sales were $25.5 million, a decrease of 9% over the first six months of fiscal 2005. The Company's net loss for the first six months of fiscal 2006 was $2.3 million or ($0.25) per share versus a net loss of $122,000 or ($0.01) per share for the first six months of fiscal 2005.

        "The decrease in revenues in the second quarter is primarily attributable to a decrease in end user demand from certain customers, capacity limitations at our flex facility in Tempe and delays in the FDA approval process for certain customers and other program delays that affected our Advanced Medical Operations," stated Mr. Mack Traynor, President and Chief Executive Officer. "We have been working diligently to reverse this downturn through expanded sales efforts and by increasing the capacity at our Tempe facility. Looking forward, we see the potential for a substantial amount of business for flexible substrate products including flex based microelectronics assembly business. We continue to believe that we can achieve the lower end of our revised revenue target for Fiscal 2006 of $58-60 million," continued Mr. Traynor.

        The Company will hold a conference call to discuss the Company's operating results and business strategies on Friday March 24, 2006 at 4:00 p.m. Eastern Time (3:00 p.m. Central Time). This call is being web cast and is also accessible via telephone. To access the listen-only web cast, visit http://www.actioncast.acttel.com and enter Event ID 32938. The conference call can be accessed via telephone by dialing 1-800-240-4186 (outside the US, dial 303-275-2170). Specify conference reservation number 11056916.

HEI, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

                                                           Three Months Ended             Six Months Ended
                                                     -----------------------------   -----------------------------
                                                      February 25,    February 26,    February 25,    February 26,
                                                          2006            2005            2006            2005
                                                     -------------   -------------   -------------   -------------
Net sales                                            $      11,718   $      13,736   $      25,505   $      27,808
Cost of sales                                                9,972          10,869          21,035          21,984
  Gross profit                                               1,746           2,867           4,470           5,824
Operating expenses:
  Selling, general and administrative                        2,350           2,344           4,513           4,387
  Research, development and engineering                        984             934           2,077           1,771
Operating loss                                              (1,588)           (411)         (2,120)           (334)
Other income (expenses):                                      (100)           (126)           (198)            212
Loss before income taxes                                    (1,688)           (537)         (2,318)           (122)
Income tax benefit                                              --              --              --              --
Net loss                                             $      (1,688)  $        (537)  $      (2,318)  $        (122)
Net loss per common share(basic and diluted):        $       (0.18)  $       (0.06)  $       (0.25)  $       (0.01)
Weighted average common shares outstanding
 (basic and diluted):                                        9,480           8,357           9,440           8,357

HEI, Inc.
Consolidated Balance Sheets
(In thousands)

                                                  February 25,    August 31,
                                                      2006           2005
                                                  ------------   ------------
                                                   (unaudited)     (audited)
Cash and cash equivalents                         $        160   $        351
Accounts receivable, net                                 7,379          9,278
Inventories                                              8,142          8,044
Other current assets                                       662          2,486
Total current assets                                    16,343         20,159
Net property and equipment                               6,499          6,889
Other assets                                               987            629
Total assets                                      $     23,829   $     27,677
Line of credit                                    $      1,400   $      2,563
Current maturities of long-term debt                       545            484
Accounts payable and accruals                            7,172          8,148
Total current liabilities                                9,117         11,195
Long-term debt, less current maturities                  1,706          1,813
Other long-term liabilities                                919            873
Total shareholders' equity                              12,087         13,796
Total liabilities and shareholders' equity        $     23,829   $     27,677

        HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications, and industrial markets. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

   Headquarters & Microelectronics Division      PO Box 5000, 1495 Steiger Lake
                                                  Lane, Victoria, MN  55386
   -Advanced Medical Division                    4801 North 63rd Street,
                                                  Boulder CO  80301
   -High Density Interconnect Division           610 South Rockford Drive,
                                                  Tempe, AZ  85281
   RF Identification and Smart Card Division     1546 Lake Drive West,
                                                  Chanhassen, MN  55317

        FORWARD LOOKING INFORMATION

        Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this press release include statements regarding the implementation of business strategies, growth of specific markets, potential sales and revenue figures and operational expectations. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, our ability to satisfy financial or other obligations or covenants set forth in our banking agreements, adverse competitive developments, change in or cancellation of customer requirements, collection of outstanding debt and receivables, and other risks detailed from time to time in HEI's SEC filings. We undertake no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE HEI, Inc.
        -0-                                        03/23/2006
        /CONTACT: Mack V. Traynor, CEO, or Timothy Clayton, CFO, both of HEI, Inc., +1-952-443-2500/
        /Web site:  http://www.heii.com /